AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2005
REGISTRATION NO. 333-118859

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

PACIFIC COAST NATIONAL BANCORP
(Name of small business issuer in its charter)

CALIFORNIA	6021	61-1453556
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

________________________

905 Calle Amanacer, Suite 100
San Clemente, California 92673-6310
(949) 361-4300
(Address and telephone number of principal executive offices and principal place of business)

_______________________

MICHAEL S. HAHN
Pacific Coast National Bancorp
905 Calle Amanacer, Suite 100
San Clemente, California 92673-6310
(949) 361-4300
(Name, address and telephone number of agent for service)
________________________

Copies to:
PETER G. WEINSTOCK Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 2900 Dallas, Texas 75202-2799 (214) 855-4746 pweinstock@jenkens.com	GEOFFREY S. KAY Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 2900 Dallas, Texas 75202-2799 (214) 855-4158 gkay@jenkens.com
________________________

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ November 10, 2004
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee(6)
Shares of common stock, $0.01 par value	2,280,000	$10.00	$22,800,000	$2,854.56
Rights to purchase shares of common stock	456,000 (2)	$12.50	(3)	$0 (3)
Shares of common stock, $0.01 par value	456,000	$12.50(4)	$5,700,000	$713.65
Rights to purchase shares of common stock	234,000 (5)	$10.00	(3)	$0 (3)
Shares of common stock, $0.01 par value	234,000	$10.00(4)	$2,340,000	$296.48

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Warrants to purchase an aggregate of up to 456,000 shares of common stock at an exercise price of $12.50 per share will be issued to the initial shareholders of the registrant in connection with this offering.
(3) Pursuant to Rule 457(g), no separate registration fee is required for the rights.
(4) Represents the exercise price per share for each warrant.
(5) Warrants to purchase an aggregate of up to 234,000 shares of common stock at an exercise price of $10.00 per share will be issued to the organizers of the registrant.
(6) Of this amount, $3,305.61 was previously paid at the time that the registration statement was originally filed with the Commission. In connection with the filing of the additional 456,000 shares of common stock, having an aggregate offering price of $4,750,000, the registrant is paying an additional filing fee of $559.08.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of an additional 456,000 shares of common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-118859) are incorporated into this registration statement by reference. As a result of this Post-Effective Amendment No. 1, Pacific Coast National Bancorp (“Registrant”) hereby registers (i) an additional 380,000 shares of its common stock to be offered and sold in the offering, (ii) an additional 76,000 warrants to purchase shares of common stock of the Registrant and (iii) an additional 76,000 shares of its common stock issuable upon exercise of the additional warrants. The additional securities to which this Post-Effective Amendment No. 1 relates ($4,750,000) represents an increase of not more than 20% of the maximum aggregate offering class set forth for each class of securities contained in the Registration Statement, which was $26,090,000. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

ITEM 27. EXHIBITS

NUMBER	DESCRIPTION
3.1	Articles of incorporation*
3.2	Bylaws*
4.1	Specimen common stock certificate*
4.2	See Exhibits 3.1 and 3.2 for provisions of the articles of incorporation and bylaws defining rights of holders of the common stock
5.1	Legal opinion of Jenkens & Gilchrist, P.C. dated May 11, 2005
10.1	Form of engagement letter for consulting services by and between Bankmark & Financial Marketing Services and Pacific Coast National Bancorp regarding marketing*
10.2	Form of engagement letter for consulting services by and between Bankmark & Financial Marketing Services and Pacific Coast National Bancorp regarding regulatory application*
10.4	Form of Pacific Coast National Bancorp Organizers’ Warrant Agreement*
10.5	Form of Pacific Coast National Bancorp Shareholders’ Warrant Agreement*
10.6	Pacific Coast National Bancorp, Inc. 2004 Stock Incentive Plan+*
10.7	Form of Employment Agreement by and between Pacific Coast National Bancorp and Michael Hahn+*
10.8	Form of Employment Agreement by and between Pacific Coast National Bancorp and Richard Grinyer+*
10.9	Form of Employment Agreement by and between Pacific Coast National Bancorp and Colin Forkner+*
10.10	Form of Employment Agreement by and between Pacific Coast National Bancorp and Terry Stalk+*
10.11	Consulting Agreement by and between Pacific Coast National Bancorp and Michael Hahn+*
10.12	Consulting Agreement by and between Pacific Coast National Bancorp and GRCAC, LLC +*
10.13	Consulting Agreement by and between Pacific Coast National Bancorp and Colin Forkner+*
10.14	Consulting Agreement by and between Pacific Coast National Bancorp and Terry Stalk+*
10.15	First Amendment to Consulting Agreement by and between Pacific Coast National Bancorp and Michael Hahn+*
10.16	First Amendment to Consulting Agreement by and between Pacific Coast National Bancorp and GRCAC, LLC +*
10.17	First Amendment to Consulting Agreement by and between Pacific Coast National Bancorp and Colin Forkner+*
10.18	First Amendment to Consulting Agreement by and between Pacific Coast National Bancorp and Terry Stalk+*
23.1	Consent of Vavrinek, Trine, Day & Co., dated May 9, 2005
23.2	Consent of Jenkens & Gilchrist, P.C. (contained in Exhibit 5.1)
24.1	Power of attorney (appears on the signature pages to the Registration Statement on Form SB-2)
99.1	Subscription Agreement (see Appendix A of the prospectus)

* Previously filed as an exhibit to the registration statement filed September 8, 2004.
+ Indicates a compensatory plan or contract.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of San Clemente, State of California, on May 11, 2005.

PACIFIC COAST NATIONAL BANCORP, INC.

By: /s/ Michael Hahn
Michael Hahn
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Michael Hahn his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Michael Hahn	Director	May 11, 2005
Michael Hahn (1)

/s/ Michael Cummings	Director	May 11, 2005
Michael Cummings

/s/ David E. Davies	Director	May 11, 2005
David E. Davies

/s/ Fred A. de Boom	Director	May 11, 2005
Fred A. de Boom

/s/ Richard Grinyer	Director	May 11, 2005
Richard Grinyer

/s/ Dennis Lindeman	Director	May 11, 2005
Dennis Lindeman

/s/ David Johnson	Director	May 11, 2005
David Johnson

/s/ Donald R. Mealing	Director	May 11, 2005
Donlad R. Mealing

/s/ Denis H. Morgan	Director	May 11, 2005
Denis H. Morgan

/s/ James W. Shute	Director	May 11, 2005
James W. Shute

/s/ Jack Vuona	Director	May 11, 2005
Jack Vuona

/s/ Terry Stalk	Principal Financial Officer	May 11, 2005
Terry Stalk (2)

*/s/ Michael Hahn
Michael Hahn
Attorney-In-Fact

(1)  Principal executive officer
(2)  Principal financial and accounting officer